December 16, 1999



Ms. Diana Woodard, CCTS
Relationship Specialist

US Bank - Corporate Trust Services
601 Union Street, Suite 2120

Seattle, WA 98101

Subject: Request for Execution and Delivery of CoBank-7 Bond

Dear Ms. Woodard:

Enclosed are the following original documents, including attachments, in connection with the CoBank-7 bond in the amount of $30,000,000:

                  Opinion of Counsel,
                  Board Resolution,
                  First Mortgage Bond,
                  Certificate as to Bondable Additions No. 7,
                  Available Margins Certificate, and
                  Officers Certificate.

I have also enclosed a set of these documents for your files. Please execute the bond and deliver it to the attention of John McFarlane at CoBank, P.O. Box 5110, Denver, Colorado 80217. Would you also please provide Chugach a copy of the executed bond for our files.

Thank you for your assistance in this transaction.

Sincerely,


/s/ Evan J. Griffith, Jr.
Evan J. Griffith, Jr.
Executive Manager, Finance & Energy Supply

Enclosures                                                           Bond/letter










December 16, 1999



U.S. Bank Trust, National Association
601 Union Street, Suite 2120
Seattle, Washington  98101

Attention: Diana Woodard

Re: Opinion of Counsel and Title Evidence in connection with issuance of First Mortgage Bond, CoBank Series

Ladies and Gentlemen:

This  letter  constitutes  the opinion of General  Counsel for Chugach  Electric
Association, Inc. ("Chugach") pursuant to Sections 5.01C, 5.01E, 5.02(5), 5.02(6), 5.02(7) and 5.03D of the Indenture of Trust dated as of September 15, 1991 between Chugach and U.S.Bank Trust, National Association, successor-in-interest to First Trust National Association, successor-in-interest to Security Pacific Bank Washington, N.A., as Trustee (the "Trustee") (as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Supplemental Indentures thereto, dated March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995, April 3, 1996, June 1, 1997, and
February 4, 1998 respectively, the "Indenture of Trust") and the terms used in this opinion shall have the meanings established therein. I have based my opinion on my review of the following records and documents associated with the issuance of a First Mortgage Bond, CoBank Series, No. CoBank-7, in the original principal amount of $30,000,000 Dollars (the "Bond") pursuant to the Third Supplemental Indenture of Trust dated June 29, 1994 as amended by the Seventh
Supplemental Indenture of Trust dated as of June 1, 1997 (the "CoBank Supplemental Indenture"), which review is in my opinion sufficient to enable me to express an informed opinion on the matters discussed in this letter:

         The Bond;

         Indenture of Trust;

         Credit Agreement between Chugach and National Bank for Cooperatives (predecessor to CoBank, ACB)("CoBank") dated June 22, 1994 as amended by Amendment No. 1 to National Bank for Cooperatives Credit Agreement dated June 1, 1997;

         Board Resolution dated December 15, 1999, authorizing the issuance of a First Mortgage Bond to CoBank pursuant to the CoBank Supplemental Indenture;

         Officers' Certificate dated December 16, 1999, signed by the General Manager and the Executive Manager, Finance and Planning;

         Available Margins Certificate dated December 16, 1999;

         Certificate as to Bondable Additions No. 7 dated December 16, 1999;

         The articles of incorporation of Chugach (including all amendments thereto); and

         The bylaws of Chugach as in effect on the date hereof.

Based on my review of the above records and my knowledge of Chugach as General Counsel, I am of the opinion that:

         (1) no tax, recording or filing law requirements apply to the issuance of the Bond;

         (2) no authorization, approval or consent by any Federal, state or other governmental regulatory agency is required for the issuance of the Bond;

         (3) all conditions precedent provided for in the Indenture of Trust relating to the authentication and delivery of the Bond to CoBank have been complied with;

         (4) the Bond, when executed by Chugach and authenticated and delivered by the Trustee and when issued by Chugach will be the legal, valid and binding obligation of Chugach enforceable in accordance with its terms and the terms of the Indenture of Trust (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles) and entitled to the benefits of and secured by the lien of the Indenture of Trust equally and ratably with all other Outstanding Secured Bonds;

         (5) none of the Trust Estate is subject to any Prior Lien other than Prior Liens permitted by Section 14.06 of the Indenture of Trust;

         (6) Except as noted below, no instruments, other than the Indenture of Trust, are necessary to vest in the Trustee as a part of the Trust Estate all right, title and interest of Chugach in and to all Property Additions to which the Certificate as to Bondable Additions refers. Chugach will prepare a Supplemental Indenture of Trust, the purpose of which is to provide record notice of the application of the lien of the Indenture to two parcels of real property acquired January 31, 1999 and February 1, 1999 for $7,500 each. Chugach intends to submit the Supplemental Indenture of Trust and a resolution approving it to its Board of Directors early in 2000. Chugach will record it in the necessary Recording Districts after execution. In addition, Chugach sold a parcel of real property December 23, 1998 for $9,920 for which it will seek release from the lien of the Indenture;

         (7) with respect to all Property Additions to which the Certificate as to Bondable Additions refers that are located or constructed on, over or under public highways, rivers, waters or other public property, Chugach has the lawful right under permits or franchises granted by a governmental body having jurisdiction in the premises or by law to maintain and operate such Property Additions for an unlimited, indeterminate or indefinite period of time or for the period, if any, specified in such permit, franchise or law, and to remove such property at the expiration of the period covered by such permit, franchise or law, or the terms of such permit, franchise or law require any public authority having the right to take over such property to pay fair consideration therefor.

         (8) Chugach has corporate power to own and operate all Property Additions to which the Certificate as to Bondable Additions refers;

         (9) the Indenture of Trust is a lien upon all Property Additions described in the Certificate as to Bondable Additions (except such as have been Retired) free and clear of any Prior Liens except to the extent otherwise provided in Section 6.02D(2) of the Indenture of Trust;

         (10) the documents which have been or are herewith delivered to the Trustee conform to the requirements of the Indenture of Trust for an Application for the authentication and delivery of the Bond and, upon the basis of the Application, all conditions precedent provided for in the Indenture of Trust relating to authentication and delivery of the Bond have been complied with;

         (11) Chugach has title to the Property Additions described in the Certificate as to Bondable Additions (except as have been Retired), free and clear of any Prior Liens (except to the extent otherwise permitted by the proviso to Section 6.02D(2) of the Indenture of Trust and except for Permitted Encumbrances), and Chugach has duly obtained any easements or rights-of-way which are described in the Certificate as to Bondable Additions, subject only to Permitted Encumbrances; and,

         (12) to the extent Chugach's Application for authentication and delivery of the Bond is based on satisfaction of the conditions described in
Section 5.03 of the Indenture of Trust, the evidence of repurchase of Bonds that has been delivered to the Trustee conforms to the requirements of the Indenture of Trust and, upon the basis of the relevant Application, the conditions precedent to authentication and delivery of the Bond under Article Five of the Indenture of Trust have been satisfied. Pursuant to the definition of "Title Evidence" contained in Section 1.01 of the Indenture of Trust, each of the foregoing opinions to the effect that Chugach has title to any portion of the Trust Estate shall be deemed to be an opinion only that Chugach has such title as in my opinion is satisfactory for the use thereof in connection with its operations and is qualified by and subject to any irregularity or deficiency in the record evidence of title which, in my opinion, can be cured by proceedings within the power of Chugach or does not substantially impair the usefulness of such property for the purposes of Chugach.

This opinion is limited to the federal laws of the United States of America and the laws of the State of Alaska, and I disclaim any opinion as to the laws of any other jurisdiction.

This opinion is rendered to you in connection with the issuance of the Bond and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without my prior written consent. I disclaim any obligation to advise you of any change of law that occurs, or any facts of which I become aware, after the date of this opinion.

Sincerely,

CHUGACH ELECTRIC ASSOCIATION, INC.


/s/ Donald W. Edwards
Donald W. Edwards
General Counsel

                       CHUGACH ELECTRIC ASSOCIATION, INC.

                                ANCHORAGE, ALASKA

                                   RESOLUTION

WHEREAS, the Board of Directors has previously approved and Chugach Electric Association, Inc. ("Chugach") has entered into a Third Supplemental Indenture of Trust dated as of June 29, 1994 between Chugach and Seattle-First National Bank ("Third Supplemental Indenture") amending and supplementing that Indenture of Trust dated as of September 15, 1991 (as heretofore amended, the "Indenture") and establishing a new series of bonds to be designated First Mortgage Bonds, CoBank Series, to be issued to Cobank, ACB (successor by merger to National Bank for Cooperatives ("CoBank") pursuant to a Credit Agreement dated June 22, 1994, as amended by Amendment No. 1 to National Bank for Cooperatives Credit Agreement dated June 1, 1997, from time to time to secure advances made by CoBank, and the Third Supplemental Indenture has been amended by the Seventh Supplemental Indenture of Trust dated as of June 1, 1997 (the Third Supplemental Indenture as so amended, the "CoBank Supplemental Indenture");

         WHEREAS, it is in the best interest of Chugach for the Board of Directors to authorize the issuance of a bond to CoBank under the CoBank
Supplemental Indenture for the purpose of securing indebtedness for $30,000,000.00.

         NOW THEREFORE BE IT RESOLVED, that the Board of Directors hereby requests the authentication and delivery of a First Mortgage Bond, CoBank Series (designated CoBank- 7), in the principal amount of $30,000,000.00, under Section
5.02 of the Indenture;

         BE IT FURTHER RESOLVED, that the President, Vice President, Treasurer, Secretary, General Manager and Executive Managers of Chugach, or any of them (the "Officers and Managers") are and each of them hereby is, authorized, empowered and directed, for and on behalf of Chugach, to execute and deliver, 1) the First Mortgage Bond, CoBank Series, No. CoBank-7, in the amount of
$30,000,000.00, to bear interest at the CoBank Fixed Rate Option in substantially the form attached hereto, and 2) any Company Request, Application, Company Order or other document or instrument that such person deems necessary or desirable in connection with the issuance of such bond;

         BE IT FURTHER RESOLVED, that the execution by such Officers and Managers of the said Bond, instrument or other document and the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from Chugach.

                                  CERTIFICATION

         I, Bruce Davison, do hereby certify that I am Secretary of Chugach Electric Association, Inc., an electric non-profit cooperative membership corporation organized and existing under the laws of the State of Alaska; that the foregoing is a complete and correct copy of a resolution adopted at a meeting of the Board of Directors of this corporation, duly and properly called and held on the 15th day of December, 1999; that a quorum was present at the meeting; that the resolution is set forth in the minutes of the meeting and has not been rescinded or modified.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this corporation this 15th day of December, 1999.

                                                             /s/ Bruce Davison
                                                                  Secretary

         THIS FIRST MORTGAGE BOND, CoBANK SERIES, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR IN RELIANCE UPON AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                       Chugach Electric Association, Inc.

                First Mortgage Bond, CoBank Series, Due 3/15/2002

No. CoBank-7      $30,000,000.00

         Chugach Electric Association, Inc., an Alaska electric cooperative (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CoBank (the "Lender"), or registered assigns, (1) the principal sum of $30,000,000.00 Dollars, (2) interest (computed on the basis of a 360 day year) thereon, from the date of issuance, at the rate or rates hereafter provided for, which interest shall be payable on each Regular Interest Payment Date with respect to the principal balance Outstanding from time to time during the calendar month most recently ended prior to such Regular Interest Payment Date, and (3) a Redemption Premium in the amounts (if any) hereinafter provided. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture described on the reverse hereof, be paid to the Person in whose name this Bond (or one or more predecessor Bonds) is registered at the close of business on the Regular Record Date (as defined below) for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date.

         Payments of the principal of (and premium, if any) and interest on this Bond shall be made to the Holder hereof by wire transfer of immediately available funds. Wire transfers will be made to ABA #307088754 for advice to and credit of CoBank (or to such other account as the Holder hereof may designate by notice) and shall be in time to be received prior to 1:00 p.m., Alaska time, on the date each payment is due.

         This Bond will mature on the dates stated above. Interest only shall be due until the first Principal Payment Date. The principal amount of this Bond shall be repaid in accordance with the following amortization schedule:

                Date 03/15/2002 Principal Amount Due $30,000,000

         Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

Dated:     December 16, 1999                  CHUGACH ELECTRIC ASSOCIATION, INC.



Attest: /s/ Chris Birch                              By: /s/ Eugene N. Bjornstad
         President                                            Authorized Officer

This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series under, all equally and ratably secured by, an Indenture of Trust, dated as of September 15, 1991, (herein together with the First Supplemental Indenture of Trust, dated as of March 17, 1993, the Second Supplemental Indenture of Trust dated as of May 19, 1994, the Third Supplemental Indenture of Trust dated as of June 29, 1994, the Fourth Supplemental Indenture of Trust dated as of March 1, 1995, the Fifth Supplemental Indenture of Trust dated as of September 6, 1995, the Sixth Supplemental Indenture of Trust dated as of April 3, 1996, the Seventh Supplemental Indenture of Trust dated as of June 1, 1997, and the Eighth Supplemental Indenture of Trust dated as of February 4, 1998, called the "Indenture"), between the Company and U.S.Bank
Trust, National Association (successor-in-interest to First Trust National Association, successor-in-interest to Security Pacific Bank Washington, N.A.), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. This Bond is one of the series and maturity designated on the face hereof.

         This Bond is subject to  redemption  at any time,  upon at least twenty
(20) Business Days (as hereinafter defined) notice to the Holder hereof, as a whole or in part in multiples of $1,000, at the election of the Company, at a Redemption Price equal to 100% of the principal amount being redeemed plus the Redemption Premium (as defined below), if any, with respect to the principal amount hereof being redeemed, together with accrued interest to the Redemption Date on the principal amount being redeemed, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Bond, or one or more Predecessor Bonds, of record at the close of business on the relevant Record Dates.

         The Company has selected the Fixed Rate Option set forth in (B) below for an initial period of 30 days at an interest rate of ________ % per annum:

                  (A) Variable Rate Option. Except as provided below, the unpaid principal balance of this CoBank Bond shall bear interest at a rate per annum equal at all times to the National Variable Rate (as hereinafter defined) plus 25 basis points. For purposes hereof, the National Variable Rate shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate. Any change in the National Variable Rate shall take effect on the date established by CoBank as the effective date of such change, and CoBank agrees to notify the Company promptly after any change in the rate.

                  (B) Fixed Rate Option. From time to time at the request of the Company, the rate of interest charged on this CoBank Bond may be fixed at a rate to be quoted by CoBank in its sole and absolute discretion. Under this option, individual amounts may be fixed for periods ranging from thirty (30) days to the life of the CoBank Bond, and the minimum aggregate principal amount of CoBank Bonds on which the interest rate may be fixed at any one time shall be $100,000. However, rates may only be fixed for periods which expire on a Business Day, and shall take into account repayments of principal in accordance with the amortization schedule. Upon the expiration of any fixed rate period, interest shall automatically accrue at the rate set forth in (A) above, unless the amount fixed is repaid or the Company fixes the rate for an additional period.

         Until the principal hereof is completely repaid whether by reason of maturity or redemption, interest on this Bond not theretofore paid shall be payable, in arrears, on each Interest Payment Date with respect to the principal balance outstanding from time to time during the Interest Period to which such Interest Payment date relates. Interest shall be calculated on the actual number of days this Bond is outstanding on the basis of a year consisting of 360 days. In calculating interest, the first day of each period for which interest is calculated shall be included and the day on which interest is paid shall be excluded.

         If prior to maturity of this Bond the Company fails to make any payment required to be made hereunder or under the terms of the Credit Agreement, then at the Holder's option in each instance, such payment shall bear interest from the date due to the date such amount is paid in full at the Default Rate (as hereafter defined). After maturity, whether by reason of acceleration or otherwise, the entire indebtedness under this Bond shall automatically bear interest at the Default Rate. All interest provided for in this provision shall be payable on demand.

         If an Event of Default with respect to the Bonds shall occur and be continuing, the principal of the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time Outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         No reference herein to the Indenture and no provisions of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein provided.

         Pursuant to Section 34.20.160 of the Alaska Statutes, notice is hereby given that the Company is personally obligated and fully liable for the amount due under this Bond and the Holder of this Bond has the right to sue on this Bond and obtain a personal judgment against the Company for satisfaction of the amount due hereunder either before or after a judicial foreclosure of the lien of the Indenture under Sections 09.45.170 through 09.45.220 of Alaska Statutes.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register. Upon surrender of this Bond for registration of transfer at the office or agency of the company in Anchorage, Alaska, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond
Registrar duly executed by the Holder hereof or the Holder's attorney duly authorized in writing, one or more new Bonds of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Bonds of this series are issuable only in registered form without coupons in denomination of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, but of the same maturity and interest rate or interest rate formula, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         As used herein, the term:

         "Business Day" means any day on which CoBank and the Trustee are open for business.

         "CoBank"  means  CoBank,   ACB  (as  successor  to  National  Bank  for
Cooperatives by virtue of merger).

         "CoBank Bond" means a First Mortgage Bond, CoBank Series.

         "Credit Agreement" means that Credit Agreement secured hereby dated as of June 22, 1994, as amended by Amendment No. 1 to National Bank for Cooperatives Credit Agreement dated June 1, 1997 between CoBank and the Company, as the same may be amended from time to time, or such other Credit Agreement as may hereafter exist between CoBank and the Company relating to the issuance of CoBank Bonds.

         "Default Rate" means 4% per annum in excess of the rate or rates that would otherwise be in effect.

         "Interest Payment Date" with respect to any CoBank Bond means a Regular Interest Payment Date with respect to such Bond.

         "Interest Period" means a calendar month.

         "Maturity Date" with respect to this CoBank Bond means the due date set forth on the face hereof.

         "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate.

         "Principal Payment Date" with respect to this CoBank Bond means each date on which a payment of principal is required to be made on this CoBank Bond pursuant to the amortization schedule set forth on the face hereof.

         "Redemption Premium" with respect to this CoBank Bond means the premium due upon the redemption or repricing of any portion of this CoBank Bond then subject to a fixed rate of interest calculated by CoBank in accordance with its methodology and equal to the present value of the difference between: (A) the amount of interest which would have accrued on such portion during the remainder of the applicable fixed rate period; less (B) the amount of interest that CoBank would earn if such portion were reinvested for the remaining fixed rate period in U.S. Treasury obligations having a weighted average life approximately equal to the remaining fixed rate period. For the purpose of calculating present value, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations selected in (B) above.

         "Regular Interest Payment Date" with respect to this CoBank Bond means the 20th day of each calendar month.

         "Regular Record Date" for the payment of interest on this CoBank Bond payable, and punctually paid or duly provided for, on any Interest Payment Date means the last day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

         All other capitalized terms used in this Bond shall have the meanings assigned to them in the Indenture.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                FOR CoBANK BONDS

         This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                           U.S.BANK TRUST, National Association,
                                                                      as Trustee

                                                             By: /s/ Dawnita Ehl

                                                            Authorized Signatory

                  CERTIFICATE AS TO BONDABLE ADDITIONS NO. 7

     (Re Application for Authentication and Delivery of Bond CoBank-7)

         Pursuant to Section 5.02 of the Indenture of Trust dated as of September 15, 1991 from Chugach Electric Association, Inc. (the "Company") to Security Pacific Bank Washington, N.A., as trustee, as modified and supplemented by Supplemental Indentures No. 1, 2, 3, 4, 5, 6, 7 and 8 thereto dated March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995, April 3,
1996, June 1, 1997 and February 4, 1998 respectively (the "Indenture"), and in connection with the Company's request for authentication and delivery of an additional Bond No. CoBank-7, the undersigned hereby make this Certificate of Bondable Additions. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Indenture.

(a) The balance of Bondable Additions stated in item 9 of the most recent (January 31, 1999) Summary of Certificate as to Bondable Additions heretofore filed with the Trustee as the balance of Bondable Additions to remain after the action then applied for, is $62,626,562 (item 1 in the Summary of Certificate as to Bondable Additions set forth below (the "Summary")).

(b) The Amount (item 2 in the Summary) of Property Additions, not described in any previous Certificate as to Bondable Additions, acquired during the period from February 1, 1999 through November 30, 1999, is $16,676,164. Such Property Additions are described in reasonable detail on Attachment 1 hereto, and:

         i) have not been included in any previous Certificate as to Bondable Additions;

         ii) do not include Acquired Facilities or assets acquired and paid for in whole or in part through the transfer or delivery of securities or other property; and

         iii) are listed in Attachment 1 at Cost, which in the opinion of the undersigned is equal to their Fair Value to the Company.

(c) The aggregate amount (item 3 in the Summary) of all Retirements during the period from January 31, 1999, through November30, 1999, is $9,499,044.

(d)      There are no credits (item 4 of the Summary) against Retirements.

(e) The excess (item 6 in the Summary) of the Amount of Property Additions shown in (b) above (item 2 of the Summary) over the net amount of Retirements (item 5 of the Summary) is $7,177,120, which is the amount of the net Bondable Additions now being certified.

(f)      The sum (item 7 of the Summary) of the amount shown  pursuant to clause
         (a) above (item 1) and the net amount of Bondable Additions now being certified shown in clause (e) (item 6) above is $69,803,682.

(g) The total amount (item 8 in the Summary) of Bondable Additions being used in connection with authentication and delivery of the additional Bond whose authentication and delivery are now being applied for under
         Section 5.02 of the Indenture is calculated as the bonds currently being applied for times 110% or $30,000,000 x 110% = $33,000,000.

(h) The balance (item 9 in the Summary) of the Bondable Additions that will remain after the granting of the Application now being made is $36,803,682.

(i)      With respect to the Property Additions described in this Certificate:

         i) such Property Additions are desirable in the conduct of the business of the Company;

         ii) the allocation of the Cost to the Company of such Property Additions to each account is, in the opinion of the undersigned, proper; and

         iii) the balance of the Bondable Additions to remain after the action applied for plus the Cost to the Company or the Fair Value to the Company, whichever is less, of uncertified Property Additions is at least equal to the aggregate amount of uncertified Retirements.

(j) The allowances or charges (if any) for interest, taxes, engineering, legal expenses, superintendence, insurance, casualties and other items during construction (or in connection with the acquisition of Property Additions) which are included in the Cost to the Company of such of the Property Additions described in this Certificate as were constructed or acquired by or for the Company have been charged and are properly chargeable to fixed plant accounts in accordance with Accounting Requirements and are, in the opinion of the signers, proper in respect of the Property Additions specified;

(k) No portion of the Cost to the Company of the Property Additions described in this Certificate should properly have been charged to maintenance or repairs and no expenditures are included in this Certificate which under Accounting Requirements are not properly chargeable to fixed plant accounts.

(l) The terms used in this Certificate which are defined in the Indenture are used as defined in the Indenture.

              Summary of Certificate as to Bondable Additions No. 7

The undersigned certify the following to be a true summary of this Certificate:
Start with:

1.       The balance of Bondable Additions remaining after the action applied for in
         the previous Certificate (Certificate No. 6)...........................                             $62,626,562
                                                                                                              ----------


Then take the new gross Property Additions as shown in item 2 below:

2.       Amount of additional Property Additions now certified, being the Amount of all or some Property Additions in the period from February 1, 1999 through
         November 30, 1999 (none of which has been certified in any previous
         Certificate as to Bondable Additions).                                                              $16,676,164
                                                                                                              ----------

Then  determine the  deductions  for  Retirements by deducting item 4 below from item 3 below to produce item 5:

3.       The aggregate amount of all Retirements                                                             $ 9,499,044
                                                                                                              ----------

4..      The sum of the credits against
               Retirements......................................................                             $         0
                                                                                                              ----------

5..      The net amount of Retirements to be deducted...........................                             $ 9,499,044
                                                                                                              ----------

Then determine the net Bondable  Additions now being certified by deducting item
5 from item 2 to produce item 6:

6..      Net Bondable Additions now being

               certified........................................................                             $ 7,177,120
                                                                                                              ----------

Then add item 1 and item 6 to produce item 7:

7..      Total Bondable additions available for the action applied for..........
                                                                                                             $69,803,682

Deduct item 8 from item 7 to produce item 9:

                                                                                                             $33,000,000

8..      Bondable Additions now being used......................................
9.       Balance of Bondable Additions to remain after the action applied for. .                             $36,803,682



                                                                                                              ----------

Dated December 16, 1999





                                                       /s/ Michael R. Cunningham
                                                           Michael R. Cunningham
                                            Title:  Principal Accounting Officer
                                                              (Accountant)



                                                       /s/ Evan J. Griffith, Jr.
                                                           Evan J. Griffith, Jr.
                                             Title:  Principal Financial Officer



                                                         /s/ Eugene N. Bjornstad
                                                             Eugene N. Bjornstad
                                                         Title:  General Manager
                                                                (Engineer)

                    CHUGACH ELECTRIC ASSOCIATION, INC.
        ATTACHMENT 1 TO CERTIFICATE AS TO BONDABLE ADDITIONS NO. 7
                      NET CHANGES TO ELECTRIC PLANT
        FOR THE PERIOD FEBRUARY 1, 1999 THROUGH NOVEMBER 30, 1999


                                                                                        02/01/1999    02/01/1999   ADJ FOR GEN PLANT
                                                            01/31/1999   11/30/1999     11/30/1999   CONVERSION TO     11/30/1999
ACCOUNT                            DESCRIPTION                BALANCE     ADDITIO      RETIREMENTS  AMORTIZATION (1)      BALANCE

PRODUCTION PLANT



31100   626  00 2101 STM - STRC & IMPR/BELUGA./OTHR/G&A.       7,349,213           0            0              0           7,349,213
31200   626  00 2101 STM - BLR PLT EQP/BELUGA./OTHR/G&A.      24,850,704           0            0              0          24,850,704
31400   626  00 2101 STM - TURBOGENR../BELUGA./OTHR/G&A.      20,716,146           0            0              0          20,716,146
31500   626  00 2101 STM - ACC ELEC EQ/BELUGA./OTHR/G&A.       6,932,778           0            0              0           6,932,778
31600   626  00 2101 STM -MISC PWR PLT/BELUGA./OTHR/G&A.         544,029           0            0              0             544,029
33100   621  00 2101 HYD - STRC & IMPR/GENERAL/OTHR/G&A.         690,040           0            0              0             690,040
33200   621  00 2101 HYD - RESV-DM-WW./GENERAL/OTHR/G&A.       5,698,534           0            0              0           5,698,534
33300   621  00 2101 HYD - WTWL-TR-GN./GENERAL/OTHR/G&A.       1,047,402           0            0              0           1,047,402
33400   621  00 2101 HYD - ACC ELEC EQ/GENERAL/OTHR/G&A.         371,914           0            0              0             371,914
33500   621  00 2101 HYD - MISC PW PLT/GENERAL/OTHR/G&A.          97,706           0            0              0              97,706
33600   621  00 2101 HYD - RESV-DM-WW./GENERAL/OTHR/G&A.         893,099           0            0              0             893,099
34000   626  00 2101 OTH - LAND&RIGHTS/BELUGA./OTHR/G&A.         422,664           0            0              0             422,664
34100   622  00 2101 OTH - STRC & IMPR/INTNATL/OTHR/G&A.         346,045           0            0              0             346,045
34100   624  00 2101 OTH - STRC & IMPR/BERNLKE/OTHR/G&A.       1,778,752           0            0              0           1,778,752
34100   626  00 2101 OTH - STRC & IMPR/BELUGA./OTHR/G&A.      20,862,174           0            0              0          20,862,174
34200   622  00 2101 OTH - FL HLDR-PRS/INTNATL/OTHR/G&A.         152,868           0            0              0             152,868
34200   624  00 2101 OTH - FL HLDR-PRS/BERNLKE/OTHR/G&A.         471,850           0            0              0             471,850
34200   626  00 2101 OTH - FL HLDR-PRS/BELUGA./OTHR/G&A.       3,040,258           0            0              0           3,040,258
34300   622  00 2101 OTH - PRIME MOVER/INTNATL/OTHR/G&A.       3,647,259           0            0              0           3,647,259
34300   624  00 2101 OTH - PRIME MOVER/BERNLKE/OTHR/G&A.       8,862,659           0            0              0           8,862,659
34300   626  00 2101 OTH - PRIME MOVER/BELUGA./OTHR/G&A.      50,413,829   3,030,963    7,258,677              0          46,186,115
34400   622  00 2101 OTH - GENERATORS./INTNATL/OTHR/G&A.         779,742           0            0              0             779,742
34400   624  00 2101 OTH - GENERATORS./BERNLKE/OTHR/G&A.       2,643,899           0            0              0           2,643,899
34400   626  00 2101 OTH - GENERATORS./BELUGA./OTHR/G&A.       8,941,743           0            0              0           8,941,743
34500   622  00 2101 OTH - ACC ELEC EQ/INTNATL/OTHR/G&A.         459,888           0            0              0             459,888
34500   624  00 2101 OTH - ACC ELEC EQ/BERNLKE/OTHR/G&A.         784,574           0            0              0             784,574
34500   626  00 2101 OTH - ACC ELEC EQ/BELUGA./OTHR/G&A.       3,661,137           0            0              0           3,661,137
34600   622  00 2101 OTH -MISC PWR PLT/INTNATL/OTHR/G&A.          19,465           0            0              0              19,465
34600   624  00 2101 OTH -MISC PWR PLT/BERNLKE/OTHR/G&A.           1,539           0            0              0               1,539
34600   626  00 2101 OTH -MISC PWR PLT/BELUGA./OTHR/G&A.       1,862,815           0            0              0           1,862,815
TOTAL PRODUCTION PLANT                                       178,344,725   3,030,963    7,258,677              0         174,117,011




TRANSMISSION PLANT




35000   000  00 2101 TRN - LD & LDRITS/GENERAL/OTHR/G&A.         454,983           0            0              0             454,983
35200   000  00 2101 TRN - STRC & IMPR/GENERAL/OTHR/G&A.         847,631           0            0              0             847,631
35200   626  00 2101 TRN - STRC & IMPR/BELUGA./OTHR/G&A.         428,664           0            0              0             428,664
35300   000  00 2101 TRN - STATION EQP/GENERAL/OTHR/G&A.      31,514,118           0            0              0          31,514,118
35300   304  00 2101 TRN - STATION EQP/LDSRVMT/OTHR/G&A.         196,977           0            0              0             196,977
35300   626  00 2101 TRN - STATION EQP/BELUGA./OTHR/G&A.      38,649,029           0            0              0          38,649,029
35400   000  00 2101 TRN - TWR & FXTRS/GENERAL/OTHR/G&A.       5,378,824           0            0              0           5,378,824
35400   626  00 2101 TRN - TWR & FXTRS/BELUGA./OTHR/G&A.      26,890,112     615,608      313,007              0          27,192,712
35500   000  00 2101 TRN - POLES & FIX/GENERAL/OTHR/G&A.       8,962,166   6,126,238      685,605              0          14,402,800
35500   626  00 2101 TRN - POLES & FIX/BELUGA./OTHR/G&A.       1,074,661           0            0              0           1,074,661
35600   000  00 2101 TRN -OH CND & DVS/GENERAL/OTHR/G&A.       6,481,748   2,717,489      460,806              0           8,738,431
35600   626  00 2101 TRN -OH CND & DVS/BELUGA./OTHR/G&A.       7,836,678      54,512       10,792              0           7,880,398
35700   000  00 2101 TRN - UG CONDUIT./GENERAL/OTHR/G&A.       2,152,235           0            0              0           2,152,235
35800   000  00 2101 TRN - UG CND & DV/GENERAL/OTHR/G&A.       6,093,269           0            0              0           6,093,269
35800   328  00 2101 TRN - UG CND & DV/NSUBCBL/OTHR/G&A.      40,700,570           0            0              0          40,700,570
35800   329  00 2101 TRN - UG CND & DV/SSUBCBL/OTHR/G&A.      14,295,122           0            0              0          14,295,122
35900   626  00 2101 TRN-RDS & TRL-BLG/BELUGA./OTHR/G&A.           4,000           0            0              0               4,000
TOTAL TRANSMISSION PLANT                                     191,960,787   9,513,847    1,470,210              0         200,004,424


DISTRIBUTION PLANT



36000   000  00 2101 DIS - LD & LDRITS/GENERAL/OTHR/G&A.         818,541           0            0              0             818,541
36100   000  00 2101 DIS - STRUC & IMP/GENERAL/OTHR/G&A.       1,817,354           0            0              0           1,817,354
36200   000  00 2101 DIS - STATION EQP/GENERAL/OTHR/G&A.      18,820,231           0            0              0          18,820,231
36400   000  00 2101 DIS - POLES-TW&FX/GENERAL/OTHR/G&A.      16,488,566     104,299       13,422              0          16,579,443
36500   000  00 2101 DIS - OH CND & DV/GENERAL/OTHR/G&A.       9,917,205      35,048        6,029              0           9,946,224
36600   000  00 2101 DIS - UG CONDUIT./GENERAL/OTHR/G&A.      11,546,683     918,396            0              0          12,465,079
36700   000  00 2101 DIS - UG CND & DV/GENERAL/OTHR/G&A.      37,485,391     930,530       54,454              0          38,361,467
36800   000  00 2101 DIS - LINE TRNSFR/GENERAL/OTHR/G&A.      21,308,855     935,075      125,414              0          22,118,516
36900   000  00 2101 DIS - SERVICES.../GENERAL/OTHR/G&A.      23,218,635     119,598       14,766              0          23,323,467
37000   000  00 2101 DIS - METERS...../GENERAL/OTHR/G&A.       7,154,194     285,497      540,296              0           6,899,395
37100   000  00 2101 DIS-INSTL CUS PRM/GENERAL/OTHR/G&A.         331,356           0            0              0             331,356
37300   000  00 2101 DIS-ST LTS & SIGN/GENERAL/OTHR/G&A.       8,135,034       1,689          369              0           8,136,354
TOTAL DISTRIBUTION PLANT                                     157,042,045   3,330,131      754,749              0         159,617,427


GENERAL PLANT



38900   000  00 2101 GEN - LD & LDRITS/GENERAL/OTHR/G&A.         127,063           0            0              0             127,063
38910   000  00 2101 GEN - LD IMPROVMT/GENERAL/OTHR/G&A.          65,097           0            0              0              65,097
39000   000  00 2101 GEN - STRC & IMPR/GENERAL/OTHR/G&A.      19,170,160       56768            0              0          19,226,928
39000   310  00 2101 GEN - STRC & IMPR/LSHLDIM/OTHR/G&A.         214,009           0        15408              0             198,601
39000   311  00 2101 GEN - STRC & IMPR/S&VSTRU/OTHR/G&A.          89,605           0            0              0              89,605
39100   000  00 2101 GEN-OFC FURN & EQ/GENERAL/OTHR/G&A.       1,158,190     134,039            0              0           1,292,229
39100   321  00 2101 GEN-OFC FURN & EQ/DPEQUIP/OTHR/G&A.       2,846,446     300,678            0        214,543           3,361,667
39200   000  00 2101 GEN - TRANSP EQMT/GENERAL/OTHR/G&A.       5,112,990     504,871      258,062              0           5,359,799
39200   323  00 2101 GEN - TRANSP EQMT/GENTRAN/OTHR/G&A.         140,193                   23,595              0             116,598
39200   326  00 2101 GEN - TRANSP EQMT/DISTRIB/OTHR/G&A.          44,855           0            0              0              44,855
39300   000  00 2101 GEN - STORES EQMT/GENERAL/OTHR/G&A.       1,145,485      18,752            0          5,203           1,169,440
39400   000  00 2101 GEN -TL-SHP & GAR/GENERAL/OTHR/G&A.       1,335,586      43,818            0         25,950           1,405,355
39500   000  00 2101 GEN - LAB EQUIPMT/GENERAL/OTHR/G&A.       2,123,082     172,571            0          1,603           2,297,256
39600   000  00 2101 GEN - PWR OP EQMT/GENERAL/OTHR/G&A.       1,266,295      13,866            0              0           1,280,161
39600   323  00 2101 GEN - PWR OP EQMT/GENTRAN/OTHR/G&A.         803,827           0            0              0             803,827
39800   000  00 2101 GEN - MISC EQUIPT/GENERAL/OTHR/G&A.         901,516      20,152            0         19,721             941,389
TOTAL GENERAL PLANT                                           36,544,399   1,265,515      297,065        267,020          37,779,870



COMMUNICATION PLANT



39700   000  00 2101 GEN - COMM EQUIPT/GENERAL/OTHR/G&A.       2,188,143      50,513                      30,004           2,268,660
39700   330  00 2101 GEN - COMM EQUIPT/MICROWV/OTHR/G&A.       1,393,119           0                     477,921           1,871,040
39700   331  00 2101 GEN - COMM EQUIPT/SCADA../OTHR/G&A.       2,438,365           0                      26,836           2,465,201
39700   333  00 2101 GEN - COMM EQUIPT/TELESYS/OTHR/G&A.       1,434,311      24,084                       5,626           1,464,021
39700   338  00 2101 GEN - COMM EQUIPT/ORSCADA/OTHR/G&A.          32,175           0                      70,320             102,495
TOTAL COMMUNICATION PLANT                                      7,486,113      74,597            0        610,708           8,171,417

TOTAL PLANT                                                  571,378,069  17,215,053    9,780,701        877,728         579,690,149


LESS EXCLUDABLE PLANT



39200   000  00 2101 GEN - TRANSP EQMT/GENERAL/OTHR/G&A.       5,112,990     504,871      258,062              0           5,359,799
39200   323  00 2101 GEN - TRANSP EQMT/GENTRAN/OTHR/G&A.         140,193                   23,595              0             116,598
39200   326  00 2101 GEN - TRANSP EQMT/DISTRIB/OTHR/G&A.          44,855           0            0              0              44,855
39600   000  00 2101 GEN - PWR OP EQMT/GENERAL/OTHR/G&A.       1,266,295      13,866            0              0           1,280,161
39600   323  00 2101 GEN - PWR OP EQMT/GENTRAN/OTHR/G&A.         803,827           0            0              0             803,827
39800   000  00 2101 GEN - MISC EQUIPT/GENERAL/OTHR/G&A.         901,516      20,152            0         19,721             941,389
TOTAL EXCLUDABLE PLANT                                         8,269,676     538,889      281,657         19,721           8,546,629


TOTAL INCLUDABLE PLANT                                       563,108,393  16,676,164    9,499,044        858,007         571,143,520



                       Chugach Electric Association, Inc.

                          Available Margins Certificate

         Eugene N. Bjornstad, General Manager; Evan J. Griffith, Jr., Executive Manager, Finance and Energy Supply (Principal Financial Officer); and Michael R. Cunningham, Controller (Principal Accounting Officer) of Chugach Electric Association, Inc. each hereby certifies that (1) the Margins for Interest for any 12 consecutive calendar months during the period of 18 calendar months immediately preceding the first day of the calendar month in which this application for authentication and delivery of Additional Bonds under Section 5.02 of the Indenture described below is made are not less than 1.20 times the Interest Charges during such 12-month period; (2) the sum of (i) Margins for Interest for any 12 consecutive calendar months during the period of 18 calendar months immediately preceding the first day of the calendar month in which this Application for authentication and delivery of additional Bonds under Section 5.02 is made and (ii) Incremental Interest with respect to such 12-month period, is not less than 1.20 times the sum of Interest Charges during such 12-month period plus Incremental Interest with respect to such 12-month period; and (3) the Margins for Interest have been calculated in accordance with the definition contained in Section 1.01 of that Indenture of Trust dated September 15, 1991 (as heretofore amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Supplemental Indentures, thereto dated March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995, April 3, 1996, June 1, 1997 and
February 4, 1998 respectively (the "Indenture") and such calculations are set forth in the Attachment 1 hereto.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, we have hereunto signed our names.

         Dated:  December 16, 1999


/s/ Eugene N. Bjornstad                                /s/ Michael R. Cunningham
Eugene N. Bjornstad                                        Michael R. Cunningham
Title:  General Manager                                       Title:  Controller
                                                    Principal Accounting Officer

/s/ Evan J. Griffith, Jr.
Evan J. Griffith, Jr.
Title:  Executive Manager,
           Finance and Energy Supply
           Principal Financial Officer

                       Available Margins
                           CoBank 7


                                                                                    Plus:          Adjusted

                             Long Term          Short Term       Total              CoBank Bond    Interest     Adjusted    12 month
Month Ending      Margins    Interest Expense   Interest Expense Interest Expense   at 6.45% per   Expense       MFI/ I      MFI/ I
------------      -------    ----------------   ---------------- ----------------   -------------  -------       ------      ------
                                                                                                   annum

April, 1998          562,552      2,096,600         33,550         2,130,150            161,250    2,291,400     1.2455
May, 1998           -363,277      2,105,539         10,267         2,115,806            161,250    2,277,056     0.8405
June, 1998           639,439      2,099,371              0         2,099,371            161,250    2,260,621     1.2829
July, 1998        -1,557,225      2,105,539              0         2,105,539            161,250    2,266,789     0.3130
August, 1998         742,991      2,105,539              0         2,105,539            161,250    2,266,789     1.3278
September, 1998      593,694      2,093,309         14,778         2,108,087            161,250    2,269,337     1.2616
October, 1998        279,300      2,071,029         25,028         2,096,057            161,250    2,257,307     1.1237
November, 1998     1,823,297      2,053,196         12,875         2,066,071            161,250    2,227,321     1.8186       1.1502
December, 1998       248,165      2,050,280          7,201         2,057,481            161,250    2,218,731     1.1118       1.1460
January, 1999      2,921,817      2,052,849              0         2,052,849            161,250    2,214,099     2.3196       1.2612
February, 1999     1,845,656      2,033,617          7,719         2,041,336            161,250    2,202,586     1.8379       1.3126
March, 1999        2,058,818      1,839,477        202,351         2,041,828            161,250    2,203,078     1.9345       1.3634
April, 1999         -694,560      1,977,385         36,370         2,013,755            161,250    2,175,005     0.6807       1.3124
May, 1999            551,246      2,005,026         62,137         2,067,163            161,250    2,228,413     1.2474       1.3078
June, 1999          -361,281      1,995,096         48,918         2,044,014            161,250    2,205,264     0.8362       1.2768
July, 1999          -630,832      2,018,189         51,750         2,069,939            161,250    2,231,189     0.7173       1.2419
August, 1999         244,158      2,047,929         70,444         2,118,373            161,250    2,279,623     1.1071       1.2339
September, 1999      591,091      2,015,777        109,764         2,125,541            161,250    2,286,791     1.2585       1.2353
October, 1999        -76,403      2,033,202        138,257         2,171,459            161,250    2,332,709     0.9672       1.2206


                       Chugach Electric Association, Inc.

                            Officers' Certificate

         Eugene N. Bjornstad, General Manager, and Evan J. Griffith, Jr., Executive Manager, Finance and Energy Supply of Chugach Electric Association, Inc. ("Chugach") each hereby certifies that: 1) he has read the conditions and covenants and definitions related thereto in the Indenture of Trust dated as of September 15, 1991 (as heretofore amended, the "Trust Indenture"); 2) the below opinions are based on the above review and on his knowledge of Chugach in the above capacity; 3) he has, in his opinion, made such examination or investigation as is necessary to enable him to express an informed opinion as to the opinions expressed below; and 4) in accordance with Sections 5.01 B and 5.03 C of the Trust Indenture:

         (i)      No Event of Default exists;

         (ii) None of the Trust Estate is subject to any Prior Lien other than Prior Liens permitted by Section 14.06 of the Trust Indenture;

         (iii) In his opinion, all conditions precedent provided for in the Trust Indenture relating to the authentication and delivery of the First Mortgage Bond, CoBank Series No. CoBank-7 ("CoBank-7 Bond") in the principal amount of $30,000,000.00, have been complied with;

Capitalized terms not otherwise defined in this Certificate have the meanings assigned to them in the Trust Indenture.

         IN WITNESS WHEREOF, we have hereunto signed our names.

Dated:  December 16, 1999

                                                /s/ Eugene N. Bjornstad
                                                    Eugene N. Bjornstad
                                                    Title:  General Manager

                                                /s/ Evan J. Griffith, Jr.
                                                    Evan J. Griffith, Jr.
                                                    Title:  Executive Manager
                                                    Finance and Energy Supply
                                                    Principal Financial Officer

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